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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2003, except for the second paragraph of Note P, as to which the date is March 15, 2003, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-107769) dated January 9, 2004 of LightFirst Inc. for the registration of common stock.



/s/ Mengel Metzger Barr & Co. LLP


Mengel Metzger Barr & Co. LLP

Rochester, New York


January 9, 2004